Exhibit 99.8

Risk Factors

Risks Related to the Ongoing Business of Catheter Precision, Inc. (“Catheter”)

Set forth below are a number of material risks attendant to the ongoing business of Catheter, which Catheter would face as a stand-alone company if the Merger is not consummated. Many of these risks will continue to be faced by the combined company following the Merger, and you should carefully read this section together with the rest of these “Risk Factors.”

Catheter will be required to raise additional funds to finance Catheter’s operations and remain a going concern; Catheter may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to Catheter.

Catheter’s operations to date have consumed substantial amounts of cash and Catheter has sustained negative cash flows from Catheter’s operations for the last several years. Catheter will require future additional capital infusions including public or private financing, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to Catheter’s own capabilities and/or products, in order to execute Catheter’s strategic vision. However, there can be no assurances that Catheter will complete any financings, strategic alliances or collaborative development agreements, and the terms of such arrangements may not be advantageous to us. Catheter’s auditors have indicated in their audit opinion that there is substantial doubt about Catheter’s ability to continue as a going concern, which will affect Catheter’s ability to raise capital or borrow money. In addition, any additional equity financing will be dilutive to Catheter’s current stockholders, and debt financing, if available, may involve restrictive covenants. If Catheter raises funds through collaborative or licensing arrangements, Catheter may be required to relinquish, on terms that are not favorable to Catheter, rights to some of Catheter’s technologies or product candidates that Catheter would otherwise seek to develop or commercialize. Catheter’s failure to raise capital when needed could materially harm Catheter’s business, financial condition, and results of operations.

Catheter has a history of losses, will incur additional losses, and may never achieve profitability.

Historically, Catheter has been a clinical development company with a limited line of medical services and products in the markets. Catheter currently derives revenues from the View into Ventricular Onset System or VIVO™ System (“VIVO” or “VIVO System”). In the past, Catheter generated revenue from the sales of the Amigo® Remote Catheter System (“Amigo”), the business line of which Catheter discontinued in 2017. This product is currently in the research and development phase for a generation 2 product. While Catheter does generate revenue, Catheter is still operating at a loss, and there is no guarantee that Catheter will be able to grow the revenues enough to offset Catheter’s costs to realize profitability.

To date, Catheter has not been profitable and Catheter’s accumulated deficit was approximately $114,384,138, $110,547,532 and $101,929,180 at June 30, 2022, December 31, 2021 and December 31, 2020, respectively. Catheter’s losses have resulted principally from costs incurred in research and development, and from general and administrative costs associated with Catheter’s operations. In order to commercialize Catheter’s assets, Catheter will need to conduct substantial additional research, development and clinical trials. Catheter will also need to receive necessary regulatory clearances in the United States and obtain meaningful patent protection for and establish freedom to commercialize Catheter’s product candidates. Catheter must also complete further clinical trials and seek regulatory approvals for any new product candidates Catheter discovers, licenses or acquires. Catheter cannot be sure whether and when Catheter will obtain required regulatory approvals, or successfully research, develop, commercialize, manufacture and market any other product candidates. Catheter expects that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future. Catheter may never achieve profitability.

Catheter’s research and development and commercialization efforts may depend on entering into agreements with corporate collaborators.

Because Catheter has limited resources, Catheter has sought to enter into collaboration agreements with other companies that will assist us in developing, testing, obtaining governmental approval for and commercializing products. Catheter may be unable to achieve commercialization of any product candidate until Catheter obtains a large partner to assist in such commercialization efforts.

Moving forward, Catheter may need seek out additional collaborations in order to commercialize Catheter’s products. Catheter will continue to seek research collaborations, co-development and marketing agreements, and licensing deals for Catheter’s products in development; however, there is no guarantee that Catheter will be successful in Catheter’s efforts. Any collaborator with whom Catheter may enter into such collaboration agreements may not support fully Catheter’s research and commercial interests since Catheter’s program may compete for time, attention and resources with such collaborator’s internal programs. Therefore, these future collaborators may not commit sufficient resources to Catheter’s program to move it forward effectively, or the program may not advance as rapidly as it might if Catheter had retained complete control of all research, development, regulatory and commercialization decisions.

Catheter may not be able to unlock the intrinsic value of Vivo, Amigo or any other property in development, because Catheter may encounter difficulties in financing and operating Catheter’s marketing activities and commercial development programs successfully.

As Catheter advances Catheter’s product candidates through clinical trials, Catheter will need to expand Catheter’s development, regulatory, manufacturing, marketing and sales capabilities, and may need to further contract with third parties to provide these capabilities. As Catheter’s operations expand, Catheter likely will need to manage additional relationships with such third parties, as well as additional collaborators, distributors, marketers, and suppliers.

Maintaining third party relationships for these purposes will impose significant added responsibilities on members of Catheter’s management and other personnel. Catheter must be able to: manage Catheter’s development efforts effectively; recruit and train sales and marketing personnel; manage Catheter’s participation in the clinical trials in which Catheter’s product candidates are involved effectively; and improve Catheter’s managerial, development, operational and finance systems, all of which may impose a strain on Catheter’s administrative and operational infrastructure.

If Catheter enter into arrangements with third parties to perform sales, marketing, or distribution services, any product revenues that Catheter receives, or the profitability of these product revenues to us, are likely to be lower than if Catheter were to market and sell any products that Catheter develops without the involvement of these third parties. In addition, Catheter may not be successful in entering into arrangements with third parties to sell and market Catheter’s products or in doing so on terms that are favorable to us. Catheter likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market Catheter’s products effectively. If Catheter does not establish sales and marketing capabilities successfully, either on Catheter’s own or in collaboration with third parties, Catheter will not be successful in commercializing Catheter’s products or expanding the user base for them.

Regulatory actions may affect Catheter’s ability to operate.

Catheter operates in a field that is highly regulated by the U.S. Food and Drug Administration (“FDA”). During FDA’s clearance and approval process, Catheter will be subject to extensive regulations by FDA under the Federal Food, Drug, and Cosmetic Act and/or the Public Health Service Act, as well as by other regulatory bodies. Adverse decisions by FDA or other applicable regulatory bodies could materially and adversely affect Catheter’s ability to continue and grow the development of future products. Failure to comply with the applicable FDA regulations could result in, among other things, warning letters, civil penalties, delays in approving or refusal to approve a product, product recall, product seizure, interruption of production, operating restrictions, suspension or withdrawal of product approval, injunctions, or criminal prosecution.

If the statutes and regulations in Catheter’s industry change, Catheter’s business could be adversely affected.

The U.S. healthcare industry has undergone significant changes designed to improve patient safety, improve clinical outcomes, and increase access to medical care. These changes include enactments and repeals of various healthcare related laws and regulation. Catheter’s operations and economic viability may be adversely affected by the changes in such regulations, including: (i) federal and state fraud and abuse laws; (ii) federal and state anti-kickback statutes; (iii) federal and state false claims laws; (iv) federal and state self-referral laws; (v) state restrictions on fee splitting; (vi) laws regarding the privacy and confidentiality of patient information; and (vii) other laws and government regulations. If there are changes in laws, regulations, or administrative or judicial interpretations, Catheter may have to change Catheter’s business practices, or Catheter’s existing business practices could be challenged as unlawful, which could have a material adverse effect on Catheter’s business, financial condition, and results of operations.

Catheter may encounter difficulties in managing Catheter’s growth, and the nature of Catheter’s business and rapid changes in the healthcare industry makes it difficult to reliably predict future growth and operating results.

Catheter may not be able to successfully grow and expand. Successful implementation of Catheter’s business plan will require management of growth, including potentially rapid and substantial growth, which could result in an increase in the level of responsibility for management personnel and strain on Catheter’s human and capital resources. To manage growth effectively, Catheter will be required, among other things, to continue to implement and improve Catheter’s operating and financial systems, procedures and controls and to expand, train and manage Catheter’s employee base. If Catheter is unable to implement and scale improvements to Catheter’s existing systems and controls in an efficient and timely manner or if Catheter encounters deficiencies, Catheter will not be able to successfully execute Catheter’s business plans.

Failure to attract and retain sufficient numbers of qualified personnel could also impede Catheter’s growth.

If Catheter is unable to manage Catheter’s growth effectively, it will have a material adverse effect on Catheter’s business, results of operations and financial condition. The evolving nature of Catheter’s business and rapid changes in the healthcare industry make it difficult to anticipate the nature and amount of medical reimbursements, third-party private payments, and participation in certain government programs and thus to reliably predict Catheter’s future growth and operating results. Catheter’s growth strategy may incur significant costs, which could adversely affect Catheter’s financial condition. Catheter’s growth by strategic transactions strategy involves significant costs, including financial advisory, legal and accounting fees, and may include additional costs for items such as fairness opinions and severance payments. These costs could put a strain on Catheter’s cash flows, which in turn could adversely affect Catheter’s overall financial condition.

Catheter is regulated by federal Anti-Kickback Statutes.

The Federal Anti-Kickback Statute is a provision of the Social Security Act of 1972 that prohibits as a felony offense the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (1) the referral of a patient for items or services for which payment may be made in whole or part under Medicare, Medicaid, or other federal healthcare programs, (2) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid, or other federal healthcare programs or (3) the purchase, lease, or order or arranging or recommending the purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other federal healthcare programs. The Patient Protection and Affordable Care Act (“ACA”) amended section 1128B of the Social Security Act to make it clear that a person need not have actual knowledge of the statute, or specific intent to violate the statute, as a predicate for a violation. The Office of Inspector General (“OIG”), which has the authority to impose administrative sanctions for violation of the statute, has adopted as its standard for review a judicial interpretation which concludes that the statute prohibits any arrangement where even one purpose of the remuneration is to induce or reward referrals. A violation of the Anti-Kickback Statute is a felony punishable by imprisonment, criminal fines of up to $25,000, civil fines of up to $50,000 per violation, and three times the amount of the unlawful remuneration. A violation also can result in exclusion from Medicare, Medicaid or other federal healthcare programs. In addition, pursuant to the changes of the ACA, a claim that includes items or services resulting from a violation of the Anti-Kickback Statute is a false claim for purposes of the False Claims Act.

Catheter cannot assure that the applicable regulatory authorities will not determine that some of Catheter’s arrangements with hospitals or physicians violate the federal Anti-Kickback Statute or other applicable laws. An adverse determination could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on Catheter’s business, financial condition or results of operations.

Catheter is regulated by the federal Stark Law.

The federal Stark Law, 42 U.S.C. 1395nn, also known as the physician self-referral law, generally prohibits a physician from referring Medicare and Medicaid patients to an entity (including hospitals) providing ‘designated health services,’ if the physician or a member of the physician’s immediate family has a ‘financial relationship’ with the entity, unless a specific exception applies. Designated health services include, among other services, inpatient hospital services, outpatient prescription drug services, clinical laboratory services, certain imaging services (e.g., MRI, CT, ultrasound), and other services that Catheter’s affiliated hospitals may order for their patients. The prohibition applies regardless of the reasons for the financial relationship and the referral. Like the Anti-Kickback Statute, the Stark Law contains statutory and regulatory exceptions intended to protect certain types of transactions and arrangements. Unlike safe harbors under the Anti-Kickback Statute with which compliance is voluntary, an arrangement must comply with every requirement of a Stark Law exception or the arrangement is in violation of the Stark Law.

Because the Stark Law and implementing regulations continue to evolve and are detailed and complex, while Catheter attempts to structure its relationships to meet an exception to the Stark Law, there can be no assurance that the arrangements entered into by us with affiliated hospitals will be found to be in compliance with the Stark Law, as it ultimately may be implemented or interpreted. The penalties for violating the Stark Law can include the denial of payment for services ordered in violation of the statute, mandatory refunds of any sums paid for such services, and civil penalties of up to $15,000 for each violation, double damages, and possible exclusion from future participation in the governmental healthcare programs. A person who engages in a scheme to circumvent the Stark Law’s prohibitions may be fined up to $100,000 for each applicable arrangement or scheme.

Some states have enacted statutes and regulations against self-referral arrangements similar to the federal Stark Law, but which may be applicable to the referral of patients regardless of their payer source and which may apply to different types of services. These state laws may contain statutory and regulatory exceptions that are different from those of the federal law and that may vary from state to state. An adverse determination under these state laws and/or the federal Stark Law could subject us to different liabilities, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other health care programs, any of which could have a material adverse effect on Catheter’s business, financial condition or results of operations.

Catheter must comply with Health Information Privacy and Security Standards.

The privacy regulations Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended, contain detailed requirements concerning the use and disclosure of individually identifiable patient health information (“PHI”) by various healthcare providers, such as medical groups. HIPAA covered entities must implement certain administrative, physical, and technical security standards to protect the integrity, confidentiality and availability of certain electronic health information received, maintained, or transmitted. HIPAA also implemented standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including billing and claim collection activities. Violations of the HIPAA privacy and security rules may result in civil and criminal penalties, including a tiered system of civil money penalties that range from $100 to $50,000 per violation, with a cap of $1.5 million per year for identical violations. A HIPAA covered entity must also promptly notify affected individuals where a breach affects more than 500 individuals and report breaches affecting fewer than 500 individuals annually. State attorneys general may bring civil actions on behalf of state residents for violations of the HIPAA privacy and security rules, obtain damages on behalf of state residents, and enjoin further violations.

Many states also have laws that protect the privacy and security of confidential, personal information, which may be similar to or even more stringent than HIPAA. Some of these state laws may impose fines and penalties on violators and may afford private rights of action to individuals who believe their personal information has been misused. Catheter expect increased federal and state privacy and security enforcement efforts.

A cyber security incident could cause a violation of HIPAA, breach of customer and patient privacy, or other negative impacts.

Catheter relies extensively on Catheter’s information technology (or IT) systems to manage scheduling and financial data, communicate with hospitals and their patients, vendors, and other third parties, and summarize and analyze operating results. In addition, Catheter has made significant investments in technology, including the engagement of a third-party IT provider. A cyber-attack that bypasses Catheter’s IT security systems could cause an IT security breach, a loss of protected health information, or other data subject to privacy laws, a loss of proprietary business information, or a material disruption of Catheter’s IT business systems. This in turn could have a material adverse impact on Catheter’s business and result of operations. In addition, Catheter’s future results of operations, as well as Catheter’s reputation, could be adversely impacted by theft, destruction, loss, or misappropriation of public health information, other confidential data, or proprietary business information.

Computer malware, viruses, and hacking and phishing attacks by third parties have become more prevalent in Catheter’s industry and may occur on Catheter’s systems in the future. Because techniques used to obtain unauthorized access to or sabotage systems change frequently and generally are not recognized until successfully launched against a target, Catheter may be unable to anticipate these techniques or to implement adequate preventative measures. As cyber-security threats develop and grow, it may be necessary to make significant further investments to protect data and infrastructure. If an actual or perceived breach of Catheter’s security occurs, (i) Catheter could suffer severe reputational damage adversely affecting customer or investor confidence, (ii) the market perception of the effectiveness of Catheter’s security measures could be harmed, (iii) Catheter could lose potential sales and existing customers, Catheter’s ability to deliver Catheter’s services or operate Catheter’s business may be impaired, (iv) Catheter may be subject to litigation or regulatory investigations or orders, and (v) Catheter may incur significant liabilities. Catheter’s insurance coverage may not be adequate to cover the potentially significant losses that may result from security breaches.

Catheter must comply with Environmental and Occupational Safety and Health Administration Regulations.

Catheter is subject to federal, state and local regulations governing the storage, use and disposal of waste materials and products. Although Catheter believes that Catheter’s safety procedures for storing, handling and disposing of these materials and products comply with the standards prescribed by law and regulation, Catheter cannot eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, Catheter could be held liable for any damages that result and any liability could exceed the limits or fall outside the coverage of Catheter’s insurance coverage, which Catheter may not be able to maintain on acceptable terms, or at all. Catheter could incur significant costs and attention of Catheter’s management could be diverted to comply with current or future environmental laws and regulations. Federal regulations promulgated by the Occupational Safety and Health Administration impose additional requirements on us, including those protecting employees from exposure to elements such as blood-borne pathogens. Catheter cannot predict the frequency of compliance, monitoring, or enforcement actions to which Catheter may be subject as those regulations are being implemented, which could adversely affect Catheter’s operations.

Catheter must comply with a range of other Federal and State Healthcare Laws.

Catheter is also subject to other federal and state healthcare laws that could have a material adverse effect on Catheter’s business, financial condition or results of operations. The Health Care Fraud Statute prohibits any person from knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, which can be either a government or private payer plan. Violation of this statute, even in the absence of actual knowledge of or specific intent to violate the statute, may be charged as a felony offense and may result in fines, imprisonment, or both. The Health Care False Statement Statute prohibits, in any matter involving a federal health care program, anyone from knowingly and willfully falsifying, concealing or covering up, by any trick, scheme or device, a material fact, or making any materially false, fictitious or fraudulent statement or representation, or making or using any materially false writing or document knowing that it contains a materially false or fraudulent statement. A violation of this statute may be charged as a felony offense and may result in fines, imprisonment or both. Under the Civil Monetary Penalties Law of the Social Security Act, a person (including an organization) is prohibited from knowingly presenting or causing to be presented to any United States officer, employee, agent, or department, or any state agency, a claim for payment for medical or other items or services where the person knows or should know (a) the items or services were not provided as described in the coding of the claim, (b) the claim is a false or fraudulent claim, (c) the claim is for a service furnished by an unlicensed physician, (d) the claim is for medical or other items or service furnished by a person or an entity that is in a period of exclusion from the program, or (e) the items or services are medically unnecessary items or services. Violations of the law may result in penalties of up to $10,000 per claim, treble damages, and exclusion from federal healthcare programs.

In addition, the OIG may impose civil monetary penalties against any physician who knowingly accepts payment from a hospital (as well as against the hospital making the payment) as an inducement to reduce or limit medically necessary services provided to Medicare or Medicaid program beneficiaries. Further, except as permitted under the Civil Monetary Penalties Law, a person who offers or transfers to a Medicare or Medicaid beneficiary any remuneration that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider of Medicare or Medicaid payable items or services may be liable for civil money penalties of up to $10,000 for each wrongful act.

In addition to the state laws previously described, Catheter may also be subject to other state fraud and abuse statutes and regulations if Catheter expand Catheter’s operations nationally. Many states have adopted a form of anti-kickback law, self-referral prohibition, and false claims and insurance fraud prohibition. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Generally, state laws reach to all healthcare services and not just those covered under a governmental healthcare program. A determination of liability under any of these laws could result in fines and penalties and restrictions on Catheter’s ability to operate in these states. Catheter cannot assure that Catheter’s arrangements or business practices will not be subject to government scrutiny or be found to violate applicable fraud and abuse laws.

Changes in healthcare laws could create an uncertain environment and materially impact Catheter.

Catheter cannot predict the effect that the ACA (also known as Obamacare) and its implementation, amendment, or repeal and replacement, may have on Catheter’s business, results of operations or financial condition. Any changes in healthcare laws or regulations that reduce, curtail or eliminate payments, government-subsidized programs, government-sponsored programs, and/or the expansion of Medicare or Medicaid, among other actions, could have a material adverse effect on Catheter’s business, results of operations and financial condition. For example, the ACA dramatically changed how healthcare services are covered, delivered, and reimbursed. The ACA requires insurers to accept all applicants, regardless of pre-existing conditions, cover an extensive list of conditions and treatments, and charge the same rates, regardless of pre-existing condition or gender. The ACA and the Health Care and Education Reconciliation Act of 2010 (collectively, the “Health Care Reform Acts”) also mandated changes specific to home health and hospice benefits under Medicare. In 2012, the U.S. Supreme Court upheld the constitutionality of the ACA, including the “individual mandate” provisions of the ACA that generally require all individuals to obtain healthcare insurance or pay a penalty. However, the U.S. Supreme Court also held that the provision of the ACA that authorized the Secretary of the U.S. Department of Health and Human Services to penalize states that choose not to participate in the expansion of the Medicaid program by removing all of its existing Medicaid funding was unconstitutional. In response to the ruling, a number of state governors opposed its state’s participation in the expanded Medicaid program, which resulted in the ACA not providing coverage to some low-income persons in those states. In addition, several bills have been, and are continuing to be, introduced in U.S. Congress to amend all or significant provisions of the ACA, or repeal and replace the ACA with another law. In December 2017, the individual mandate was repealed via the Tax Cuts and Jobs Act of 2017. Afterwards, legal and political challenges as to the constitutionality of the remaining provisions of the ACA resumed.

Product and service pricing may be subject to regulatory control.

The pricing and profitability of the products and services Catheter sells may be subject to control by third-party payers. As of the date of this document, Catheter does not receive reimbursements from insurance companies for Catheter’s products but Catheter may in the future. In that case, the continuing efforts of governmental and other third-party payers to contain or reduce the cost of healthcare through various means may adversely affect Catheter’s ability to successfully commercialize Catheter’s products and services. Catheter anticipates that there will continue to be federal and state proposals to implement similar governmental control, although it is unclear which proposals will ultimately become law, if any. Direct or indirect changes in prices, including any mandated pricing, could impact Catheter’s revenues, profitability, and financial performance in the future if and when Catheter receives reimbursements from third party payer.

Catheter’s revenues may depend on Catheter’s customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs.

Political, economic, and regulatory influences continue to change the healthcare industry in the United States. If and when Catheter starts receiving reimbursements from third parties, the ability of hospitals to pay fees for Catheter’s products will partially depend on the extent to which reimbursement for the costs of such materials and related treatments will continue to be available from private health coverage insurers and other similar organizations. Catheter may have difficulty gaining market acceptance for the products Catheter sells if third-party payers do not provide adequate coverage and reimbursement to hospitals.

Major third-party payers of hospitals, such as private healthcare insurers, periodically revise their payment methodologies based, in part, upon changes in government sponsored healthcare programs. Catheter cannot predict these periodic revisions with certainty, and such revisions may result in stricter standards for reimbursement of hospital charges for certain specified products, potentially adversely impacting Catheter’s business, results of operations, and financial conditions when Catheter starts receiving reimbursement from third party payers.

If Catheter starts receiving reimbursement from third party payers, the sales of Catheter’s products and services will depend in part on the availability of reimbursement by third-party payers, such as government health administration authorities, private health insurers and other organizations. Third-party payers often challenge the price and cost-effectiveness of medical treatments and services. Governmental approval of health care products does not guarantee that these third-party payers will pay for the products. Even if third-party payers do accept Catheter’s products and services, the amounts they pay may not be adequate to enable us to realize a profit. Legislation and regulations affecting the pricing of therapies may change before Catheter’s products and services are approved for marketing, and any such changes could further limit reimbursement, if any.

Future regulatory action remains uncertain.

Catheter operates in a highly regulated and evolving environment with rigorous regulatory enforcement. Any legal or regulatory action could be time-consuming and costly. If Catheter fails to comply with all applicable laws, standards, and regulations, action by FDA or other regulatory agencies could result in significant restrictions, including restrictions on the marketing or use of the products Catheter sells or the withdrawal of the products Catheter sells from the market. Any such restrictions or withdrawals could materially affect Catheter’s reputation, business and operations.

Catheter’s product candidates will remain subject to ongoing regulatory review even after they receive marketing approval, and if Catheter fails to comply with continuing regulations, Catheter could lose these approvals and the sale of any of Catheter’s approved commercial products could be suspended.

Even as Catheter receive regulatory approval to market a particular product candidate, the manufacturing, labeling, packaging, adverse event reporting, storage, advertising, promotion, and record keeping related to the product will remain subject to extensive regulatory requirements. If Catheter fails to comply with the regulatory requirements of FDA and other applicable domestic and foreign regulatory authorities or discovers any previously unknown problems with any approved product, manufacturer, or manufacturing process, Catheter could be subject to administrative or judicially imposed sanctions, including:

•	restrictions on the products, manufacturers, or manufacturing processes;
•	warning letters;
•	civil or criminal penalties;
•	fines;
•	injunctions;
•	product seizures or detentions;
•	pressure to initiate voluntary product recalls;

•	suspension or withdrawal of regulatory approvals; and
•	refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

If hospitals, physicians and patients do not accept Catheter’s current and future products or if the market for indications for which any product candidate is approved is smaller than expected, Catheter may be unable to generate significant revenue, if any.

Even when any of Catheter’s product candidates obtain regulatory approval, they may not gain market acceptance among hospitals, physicians, patients, and third-party payers. Physicians may decide not to recommend Catheter’s treatments for a variety of reasons including:

•	timing of market introduction of competitive products;
•	demonstration of clinical safety and efficacy compared to other products;
•	cost-effectiveness;
•	limited or no coverage by third-party payers;
•	convenience and ease of administration;
•	prevalence and severity of adverse side effects;
•	restrictions in the label of the drug;
•	other potential advantages of alternative treatment methods; and
•	ineffective marketing and distribution support of its products.

If any of Catheter’s product candidates are approved but fail to achieve market acceptance or such market is smaller than anticipated, Catheter may not be able to generate significant revenue and Catheter’s business would suffer.

Intellectual property litigation and infringement claims could cause Catheter to incur significant expenses or prevent Catheter from selling certain of its products.

The medical device and pharmaceutical industries are characterized by extensive intellectual property litigation and, from time to time, Catheter may become the subject of claims of infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in payment of significant monetary damages and/or royalty payments or negatively impact Catheter’s ability to sell current or future products in the affected category.

Catheter may continue to file for patents regarding various aspects of Catheter’s products, services and technologies at a later date depending on the costs and timing associated with such filings. Catheter may make investments to further strengthen Catheter’s copyright protection going forward, although no assurances can be given that it will be successful in such patent and trademark protection endeavors. Catheter seeks to limit disclosure of Catheter’s intellectual property by requiring employees, consultants, and partners with access to Catheter’s proprietary information to execute confidentiality agreements and non-competition agreements (when applicable) and by restricting access to Catheter’s proprietary information. Due to rapid technological change, Catheter believes that establishing and maintaining an industry and technology advantage in factors such as the expertise and technological and creative skills of Catheter’s personnel, as well as new services and enhancements to Catheter’s existing services, are more important to Catheter’s business and profitability than other available legal protections.

Despite Catheter’s efforts to protect Catheter’s proprietary rights, unauthorized parties may attempt to copy aspects of Catheter’s services or to obtain and use information that Catheter regards as proprietary. The laws of many countries do not protect proprietary rights to the same extent as the laws of the U.S. Litigation may be necessary in the future to enforce Catheter’s intellectual property rights, to protect Catheter’s trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on Catheter’s business, operating results and financial condition. There can be no assurance that Catheter’s means of protecting Catheter’s proprietary rights will be adequate or that Catheter’s competitors will not independently develop similar services or products. Any failure by us to adequately protect Catheter’s intellectual property could have a material adverse effect on Catheter’s business, operating results and financial condition.

Disputes may also arise between us and Catheter’s current and future licensors regarding intellectual property subject to a license agreement, including those related to:

•	the scope of rights granted under the license agreement and other interpretation-related issues;
•	whether and the extent to which Catheter’s technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
•	Catheter’s right to sublicense patent and other rights to third parties under collaborative development relationships;
•

Catheter’s diligence obligations with respect to the use of the licensed technology in relation to Catheter’s development and commercialization of Catheter’s therapeutic candidates, and what activities satisfy those diligence obligations; and

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Catheter’s licensors and Catheter and Catheter’s partners.

If disputes over intellectual property that Catheter has licensed, or may license in the future, prevent or impair Catheter’s ability to maintain Catheter’s licensing arrangements on acceptable terms, Catheter may be unable to successfully develop and commercialize the affected therapeutic candidates.

Catheter is generally also subject to all of the same risks with respect to protection of intellectual property that Catheter licenses, as it is for intellectual property that Catheter owns, which are described below. If Catheter or Catheter’s current and future licensors fail to adequately protect this intellectual property, Catheter’s ability to commercialize products could suffer.

Catheter depends extensively on Catheter’s patents and proprietary technology and the patents and proprietary technology Catheter license from others, and Catheter must protect those assets in order to preserve Catheter’s business.

Although Catheter expects to seek patent protection for any compounds, devices, biologics, systems, and processes Catheter discovers and/or for any specific use Catheter discovers for new or previously known compounds, devices, biologics, systems, or processes, any or all of which may not be subject to effective patent protection. In addition, Catheter’s issued patents may be declared invalid, or Catheter’s competitors may find ways to avoid the claims in the patents. Catheter’s success will depend, in part, on Catheter’s ability to obtain patents, protect Catheter’s trade secrets and proprietary knowledge and operate without infringing on the proprietary rights of others. The patent position of pharmaceutical and biotechnology firms like us is generally highly uncertain and involves complex legal and factual questions, resulting in both an apparent inconsistency regarding the breadth of claims allowed in United States patents and general uncertainty as to their legal interpretation and enforceability. Accordingly, patent applications assigned or exclusively licensed to us may not result in patents being issued, any issued patents assigned or exclusively licensed to us may not provide us with competitive protection or may be challenged by others, and the current or future granted patents of others may have an adverse effect on Catheter’s ability to do business and achieve profitability.

Due in part to Catheter’s limited financial resources, Catheter may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for Catheter’s product candidates and/or Catheter may be unable to pursue the clinical trials that Catheter would like to pursue.

Catheter has limited technical, managerial, and financial resources to determine the indications on which Catheter should focus the development efforts related to Catheter’s product candidates. Due to Catheter’s limited available financial resources, Catheter may have curtailed clinical development programs and activities that might otherwise have led to more rapid progress of Catheter’s product candidates through the regulatory and development processes.

Catheter may make incorrect determinations with regard to the indications and clinical trials on which to focus the available resources that Catheter does have. Furthermore, Catheter cannot assure you that Catheter will be able to retain adequate staffing levels to run Catheter’s operations and/or to accomplish all of the objectives that Catheter otherwise would seek to accomplish. Catheter’s decisions to allocate Catheter’s research, management, and financial resources toward particular indications or therapeutic areas for Catheter’s product candidates may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, Catheter’s decisions to delay or terminate product development programs may also cause us to miss valuable opportunities.

If the third parties on which Catheter rely for the conduct of Catheter’s clinical trials and results do not perform Catheter’s clinical trial activities in accordance with good clinical practices and related regulatory requirements, Catheter may be unable to obtain regulatory approval for or commercialize Catheter’s product candidates.

Catheter may use independent clinical investigators and other third-party service providers to conduct and/or oversee the clinical trials of Catheter’s product candidates.

FDA requires us and Catheter’s clinical investigators to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate, and that the trial participants are adequately protected. Catheter’s reliance on third parties that Catheter do not control does not relieve us of these responsibilities and requirements. Third parties may not complete activities on schedule or may not conduct Catheter’s clinical trials in accordance with regulatory requirements or the respective trial plans and protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval, and commercialization of Catheter’s product candidates or result in enforcement action against us.

Catheter may be adversely affected by product liability claims, unfavorable court decisions or legal settlements.

Catheter is exposed to potential product liability risks inherent in the design, manufacturing, and marketing of its products. These matters are subject to many uncertainties and outcomes are not predictable. In addition, Catheter may incur significant legal expenses regardless of whether Catheter is found to be liable.

While Catheter maintains product liability insurance, there can be no assurance that such coverage is sufficient to cover all product liabilities that Catheter may incur. Catheter is not currently subject to any product liability proceedings, and Catheter has no reserves for product liability disbursements. However, Catheter may incur material liabilities relating to product liability claims in the future, including product liability claims arising out of the usage and delivery of Catheter’s products. Should Catheter incur product-related liabilities exceeding Catheter’s insurance coverage, Catheter would be required to use available cash or raise additional cash to cover such liabilities.

Catheter may not have sufficient resources to effectively introduce and market Catheter’s products, which could materially harm Catheter’s operating results.

Introducing and achieving market acceptance for Catheter’s products will require substantial marketing efforts and will require us and/or Catheter’s contract partners, sales agents, and/or distributors to make significant expenditures of time and money. In some instances, Catheter will be significantly or totally reliant on the marketing efforts and expenditures of Catheter’s contract partners, sales agents, and/or distributors. If they do not have or commit the expertise and resources to effectively market the products that Catheter manufacture, Catheter’s operating results will be materially harmed.

In addition to the market success of Catheter’s products, the success of Catheter’s business depends on Catheter’s ability to raise additional capital through the sale of debt or equity or through borrowing, and Catheter may not be able to raise capital or borrow funds on attractive terms and/or in amounts necessary to continue Catheter’s business, or at all.

Even if Catheter completes the necessary preclinical studies and clinical trials, the regulatory approval process is expensive, time-consuming and uncertain and may prevent us or any future collaborators from obtaining approvals for the commercialization of some or all of Catheter’s products. As a result, Catheter cannot predict when or if, and in which territories, we, or any future collaborators, will obtain marketing approval to commercialize a product candidate.

Catheter’s products and the activities associated with their development and commercialization, including their design, research, testing, manufacture, safety, efficacy, quality control, recordkeeping, labelling, packaging, storage, approval, advertising, promotion, sale, distribution, import, export, and reporting of safety and other post-market information, are subject to comprehensive regulation by FDA and other foreign regulatory agencies including the National Medical Products Association. Failure to obtain marketing approval for a product candidate will prevent us from commercializing the product candidate. Securing marketing approval in the United States from FDA requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Catheter’s products may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude Catheter’s obtaining marketing approval or prevent or limit commercial use.

In addition, changes in marketing approval policies during the development period, changes in or the enactment of additional statutes or regulations or changes in regulatory review for each submitted product application may cause delays in the approval or rejection of an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that Catheter’s data is insufficient for approval and require additional preclinical, clinical, or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit, or prevent marketing approval of a product candidate. Any marketing approval Catheter ultimately obtains may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

If Catheter experiences delays in obtaining approval or if Catheter fails to obtain approval of Catheter’s products, the commercial prospects for Catheter’s products may be harmed and Catheter’s ability to generate revenues will be impaired.

Failure to obtain marketing approval in foreign jurisdictions would prevent Catheter’s products from being marketed in these territories. Any approval Catheter is granted for Catheter’s products in the United States would not assure approval of Catheter’s products in foreign jurisdictions.

To market and sell Catheter’s products in foreign countries and any other jurisdictions, Catheter must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ substantially from that required to obtain approval from FDA in the United States. The regulatory approval process outside the United States generally includes all the risks associated with obtaining approval from FDA. In addition, in many countries outside the United States, it is required that the product be approved for reimbursement before the product can be approved for sale in that country. Catheter may not obtain approvals from regulatory authorities outside the United States on a timely basis, if at all. Approval by FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one regulatory authority outside the United States does not ensure approval by regulatory authorities in other countries or jurisdictions or by FDA. However, failure to obtain approval in one jurisdiction may impact Catheter’s ability to obtain approval elsewhere. Catheter may not be able to file for marketing approvals and may not receive necessary approvals to commercialize Catheter’s products in any market.

Even if Catheter obtains marketing approvals for Catheter’s products, the terms of approvals and ongoing regulation of Catheter’s products may limit how Catheter manufactures and markets Catheter’s products, and compliance with such requirements may involve substantial resources, which could materially impair Catheter’s ability to generate revenue.

Even if marketing approval of a product candidate is granted, an approved product and its manufacturer and marketer are subject to ongoing review and extensive regulation, including the potential requirements to implement a risk evaluation and mitigation strategy or to conduct costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of the product. Catheter must also comply with requirements concerning advertising and promotion for any of Catheter’s products for which Catheter obtains marketing approval. Promotional communications are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved labelling. Thus, Catheter will not be able to promote any products Catheter develops for indications or uses for which they are not approved. In addition, manufacturers of approved products and those manufacturers’ facilities are required to comply with extensive FDA requirements including ensuring quality control and manufacturing  procedures, which include requirements relating to quality control and quality assurance as well as the corresponding maintenance of records and documentation and reporting requirements. Catheter and Catheter’s contract manufacturers could be subject to periodic unannounced inspections by FDA to monitor and ensure compliance.

Catheter’s employees, independent contractors, principal investigators, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

Catheter is exposed to the risk of employee fraud or other misconduct or failure to comply with applicable regulatory requirements. Misconduct by employees and independent contractors, such as principal investigators, consultants, commercial partners and vendors, could include failures to comply with regulations of FDA and other comparable regulatory authorities, to provide accurate information to such regulators, to comply with manufacturing standards Catheter has established, to comply with healthcare fraud and abuse laws, to report financial information or data accurately or to disclose unauthorized activities to us. In particular, sales, marketing and other business arrangements in the healthcare industry are subject to extensive laws intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws may restrict or prohibit a wide range of business activities, including, but not limited to, research, manufacturing, distribution, pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee and independent contractor misconduct could also involve the improper use of individually identifiable information, including, without limitation, information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to Catheter’s reputation. In addition, federal procurement laws impose substantial penalties for misconduct in connection with government contracts and require certain contractors to maintain a code of business ethics and conduct. It is not always possible to identify and deter employee and independent contractor misconduct, and any precautions Catheter takes to detect and prevent improper activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with such laws. If any such actions are instituted against us, those actions could have a significant impact on Catheter’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, disgorgement, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, additional reporting or oversight obligations if Catheter becomes subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with the law and curtailment or restructuring of Catheter’s operations, any of which could adversely affect Catheter’s ability to operate.

The recent coronavirus outbreak (“COVID-19”) has adversely affected Catheter’s financial condition and results of operations and Catheter cannot provide any certainty when and whether Catheter’s operations will reach the normal level prior to the COVID-19 pandemic.

The coronavirus outbreak (“COVID-19”) has adversely affected Catheter’s financial condition and results of operations. The impact of the outbreak of COVID-19 on the businesses and the economy in the United States and the rest of the world is and is expected to continue to be significant. The extent to which COVID-19 outbreak will continue to impact business and the economy is highly uncertain and cannot be predicted. Accordingly, Catheter cannot predict the extent to which its financial condition and results of operation will be affected.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency caused by a new strain of the coronavirus and advised of the risks to the international community as the virus spread globally. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. The spread of COVID-19 coronavirus has caused public health officials to recommend precautions to mitigate the spread of the virus, especially as to travel and congregating in large numbers. In addition, certain states and municipalities have enacted quarantining regulations which severely limit the ability of people to move and travel.

In addition, Catheter is uncertain of the full effect the pandemic will have on it for the longer term since the scope and duration of the pandemic is unknown, and evolving factors such as the level and timing of the distribution of efficacious vaccines across the world and the extent of any resurgences of the virus or emergence of new variants of the virus, such as the Delta variant and the Omicron variant, will impact the stability of economic recovery and growth. Catheter may experience long-term disruptions to its operations resulting from changes in government policy or guidance; quarantines of employees, customers and suppliers in areas affected by the pandemic; and closures of businesses or manufacturing facilities critical to its business.

General economic conditions may adversely affect demand for Catheter’s products and services.

Poor or deteriorating economic conditions in the U.S. could adversely affect the demand for healthcare services and consequently, the demand for Catheter’s products and services. Poor economic conditions also could lead Catheter’s suppliers to offer less favorable terms of purchase, and continuing inflation is likely to continue to increase the cost of our raw materials and other required purchases, each of which would negatively affect Catheter’s cash flows and profitability. These and other possible consequences of financial and economic decline and inflation could have material adverse effect on Catheter’s business, results of operations, and financial condition.

Catheter operates Catheter’s business in regions subject to natural disasters and other catastrophic events, and any disruption to Catheter’s business resulting from natural disasters would adversely affect Catheter’s revenue and results of operations.

Catheter operates Catheter’s business in regions subject to severe weather and natural disasters, including hurricanes, floods, fires, earthquakes, and other catastrophic events. Any natural disaster could adversely affect Catheter’s ability to conduct business and provide products and services to Catheter’s customers, and the insurance Catheter maintain may not be adequate to cover Catheter’s losses resulting from any business interruption resulting from a natural disaster or other catastrophic event.

Catheter depends heavily on Catheter’s executive officers, directors, and principal consultants and the loss of their services would materially harm Catheter’s business.

Catheter believes that Catheter’s success depends, and will likely continue to depend, upon Catheter’s ability to retain the services of Catheter’s current executive officers, directors, principal consultants, and others. In addition, Catheter has established relationships with universities, hospitals, and research institutions, which have historically provided, and continue to provide, us with access to research laboratories, clinical trials, facilities, and patients. The loss of the services of any of these individuals or institutions would have a material adverse effect on Catheter’s business.